UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

INFORMATION REQUIRED IN
PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. __)

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☑  Soliciting Material under Rule 14a-12

AEMETIS, INC.
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 23, 2014

Dear Series B Preferred Stockholder:

In accordance with Section 4(m) of the Certificate of Designation of Series B Preferred Stock of Aemetis, Inc. (the “Company”), please be advised that the board of directors (the “Board”) of the Company has established the close of business on April 21, 2014 as the record date for determining the stockholders entitled to submit written consents with respect to a one-for-ten reverse stock split of the Company’s issued and outstanding and authorized shares of common stock (such that every ten shares of common stock issued and outstanding and authorized prior to such split shall be combined into one share of common stock as a result of such split) (the “Reverse Stock Split”).  Subject to approval of the Reverse Stock Split by the Company’s stockholders, the Reverse Stock Split will take effect upon the filing of a Certificate of Change with the Secretary of State of the State of Nevada.  We expect to effect the Reverse Stock Split on or around May 2, 2014, but in no event later than July 31, 2014, but the Board will have discretion to determine the date and time of the filing of the Certificate of Change based on its evaluation of the best interests of the Company and its stockholders.  The outstanding shares of Series B Preferred Stock will remain unchanged until a request for conversion of the Series B Preferred Stock to common stock is made by a holder of Series B Preferred Stock. In such case, the conversion rate will be adjusted to account for the Reverse Stock Split.

Enclosed please find a Waiver of Notice of the Series B Preferred Stockholders of the Company (“Waiver”) in connection with waiving prior written notice of the record date for determining the stockholders entitled to submit written consents with respect to the Reverse Stock Split.

The Board has approved the Reserve Stock Split.  In accordance with Nevada law, the Board also determined that it was advisable to seek our stockholders’ approval of the Reverse Stock Split and further determined to recommend to our stockholders that the Reverse Stock Split be approved.  The Board has decided to seek the written consent of stockholders through a consent solicitation process rather than holding a special meeting of stockholders, in order to eliminate the costs and management time involved in holding a special meeting.  Stockholders holding a majority of our common stock and Series B preferred stock, voting together as a single class on an as converted to common stock basis, outstanding as of the close of business on the record date must vote in favor of the Reverse Stock Split in order for the Reverse Stock Split to be approved by stockholders.

This communication does not constitute a solicitation of any vote or approval. The Company will deliver a proxy statement and other relevant documents to its stockholders in connection with the solicitation of written consents for the Reverse Stock Split. BEFORE MAKING ANY VOTING DECISION, WE URGE STOCKHOLDERS TO READ THE PROXY STATEMENT (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) CAREFULLY AND IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE REVERSE STOCK SPLIT AND CONSENT SOLICITATION, INCLUDING, WITHOUT LIMITATION, INFORMATION REGARDING THE PARTICIPANTS IN THE SOLICITATION AND THEIR RESPECTIVE INTERESTS.  The solicitation of written consents for the Reverse Stock Split will be made solely through the proxy statement.  Copies of the proxy statement (when it becomes available) may be obtained free of charge from the Company at 20400 Stevens Creek Blvd., Suite 700, Cupertino, CA  95014, Attention: Todd Waltz, or by calling (408) 213-0940.  Stockholders will also be able to obtain, free of charge, copies of the proxy statement (when it becomes available) at the Security and Exchange Commission’s website at http://www.sec.gov.

We request that you return the attached Waiver with your signature acknowledging your waiver of prior written notice of the record date for determining the stockholders entitled to submit written consents with respect to the Reverse Stock Split.  Please return the Waiver by mailing it in the enclosed self-addressed stamped envelope, or by fax to (408) 252-8044, or by email to twaltz@aemetis.com.  Please feel free to contact me at 408-213-0925 should you have any questions.

Respectfully,

/s/ Todd Waltz

Todd Waltz

EVP, Chief Financial Officer and Corporate Secretary

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WAIVER OF NOTICE OF THE
SERIES B PREFERRED STOCKHOLDERS
OF
AEMETIS, INC.

Pursuant to Section 4(m) of the Certificate of Designation of Series B Preferred Stock of Aemetis, Inc., a Nevada corporation (the “Company”), the undersigned holder of Series B Preferred Stock of the Company does hereby waive prior written notice of the April 21, 2014 record date set by the board of directors of the Company for determining the stockholders entitled to submit written consents with respect to a one-for-ten reverse stock split of the Company’s issued and outstanding and authorized shares of common stock (such that every ten shares of common stock issued and outstanding and authorized prior to such split shall be combined into one share of common stock as a result of such split).

IN WITNESS WHEREOF, the undersigned has executed this waiver as of the date written below.

Series B Preferred Stockholder:

______________________________

[Series B Preferred Stockholder]

[Address]

Number of Series B Preferred Shares: _____________

Date: ___________________________

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